UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2012

Thermo Fisher Scientific Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8002	04-2209186
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

81 Wyman Street Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 622-1000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 15, 2012, Thermo Fisher Scientific Inc. (“Thermo Fisher”) entered into a definitive agreement to acquire One Lambda, Inc., a California corporation (“One Lambda”), a leader in human leukocyte antigen (HLA) typing and testing for the organ transplant market, for an aggregate purchase price of $925 million in cash, subject to a post-closing adjustment. The purchase price includes the cost of a three-year retention program established by One Lambda for the benefit of key employees, amounts payable to certain shareholders for noncompetition agreements, and a one-year earn-out provision based on the achievement of certain financial targets. The Agreement and Plan of Merger by and among One Lambda, Thermo Fisher, DKC Acquisition Corp., a California corporation and wholly owned subsidiary of Thermo Fisher (“Merger Sub”), and Dr. Emiko Terasaki, as the transaction representative (the “Merger Agreement”), provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into One Lambda, with One Lambda continuing as the surviving corporation and a wholly owned subsidiary of Thermo Fisher (the “Merger”).

The Merger Agreement contains customary representations, warranties and covenants by One Lambda and Thermo Fisher. The completion of the Merger is subject to customary conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Thermo Fisher intends to fund the acquisition through a combination of cash on hand and new or existing debt financing. Thermo Fisher anticipates that the transaction will be completed in the fourth quarter of 2012.

Also on July 15, 2012, in connection with the Merger Agreement, certain principal shareholders of One Lambda entered into (i) voting agreements with One Lambda and Thermo Fisher (the “Voting Agreements”), pursuant to which, among other matters, these shareholders agreed to vote in favor of the Merger and to be bound by specified provisions of the Merger Agreement, and (ii) non-competition agreements with One Lambda and Thermo Fisher (the “Non-Competition Agreements”), pursuant to which, among other matters, these shareholders agreed to refrain from competing with One Lambda and soliciting employees of One Lambda, subject to the terms and conditions set forth therein.

The foregoing descriptions of the Merger and the Merger Agreement, the Voting Agreements and the Non-Competition Agreements do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the Voting Agreements and the Non-Competition Agreements, copies of which are attached hereto as Exhibits 2.1, 99.1 and 99.2, respectively, and incorporated herein by reference.

Thermo Fisher issued a press release announcing the proposed Merger on July 16, 2012, a copy of which is attached hereto as Exhibit 99.3.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date: July 18, 2012	By:	/s/ Seth H. Hoogasian
	Name: Title:	Seth H. Hoogasian Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated July 15, 2012, by and among One Lambda, Inc., Thermo Fisher Scientific Inc., DKC Acquisition Corp. and Dr. Emiko Terasaki, as the transaction representative

99.1	Form of Voting Agreement entered into on July 15, 2012 among One Lambda, Inc., Thermo Fisher Scientific Inc. and certain principal shareholders of One Lambda, Inc.

99.2	Form of Non-Competition Agreement entered into on July 15, 2012 among One Lambda, Inc., Thermo Fisher Scientific Inc. and certain securityholders of One Lambda, Inc.

99.3	Press release, dated July 16, 2012, issued by Thermo Fisher Scientific Inc.

*	Certain schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish copies of such schedules to the U.S. Securities and Exchange Commission upon request.